Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 20, 2007, relating to the financial statements of Highland Distressed Opportunities, Inc. We also consent to the references to us under the heading “Experts” in Pre-Effective Amendment No. 4 to the Registration Statement (File No. 333-137435.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
February 21, 2007